TIMKEN

Timken Reports Record First-Quarter 2019 Results;
Raises Full-Year Earnings Outlook

•	Posted sales of $980 million, up 11 percent from last year

•	Delivered strong earnings per diluted share of $1.19 on a GAAP basis, with record adjusted earnings per diluted share of $1.35

•	Generated seasonally strong cash from operations of $52 million and free cash flow of $36 million

•	Raises earnings outlook; now expects 2019 GAAP earnings per diluted share of $4.95 to $5.15 and adjusted earnings per diluted share of $5.15 to $5.35

NORTH CANTON, Ohio: May 1, 2019 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported first-quarter 2019 sales of $979.7 million, up 10.9 percent from the same period a year ago. The increase was primarily driven by organic growth in the Process Industries segment and the benefit of acquisitions, partially offset by unfavorable foreign currency translation.

In the first quarter, Timken posted net income of $91.9 million or $1.19 per diluted share, versus net income of $80.2 million or $1.02 per diluted share for the same period a year ago. The year-over-year increase was driven by higher volume, favorable price/mix, improved manufacturing performance, lower selling, general and administrative (SG&A) costs, and the benefit of acquisitions, partially offset by higher material costs. The current period also included higher interest expense, as well as higher income tax expense driven by discrete tax adjustments in the current quarter.

Excluding special items (detailed in the attached tables), adjusted net income in the first quarter of 2019 was $104.2 million or a record $1.35 per diluted share, versus adjusted net income of $80 million or $1.01 per diluted share for the same period in 2018. Cash from operations for the quarter was $52.3 million, and free cash flow was $36.1 million.

“We had an excellent start to the year, achieving strong revenue growth, margin expansion and record adjusted earnings per share in the first quarter,” said Richard G. Kyle, Timken president and chief executive officer. “We continue to deliver profitable growth as a result of our focused strategy, strong operating performance and diverse market and product mix. Our recent acquisition of Diamond Chain further enhances our power transmission portfolio, which now accounts for roughly one-third of company revenues. Whether through innovation from within or acquisition, we are profitably growing Timken’s industrial leadership position to create shareholder value that endures.”

Among recent developments, the company:

•
Earned recognition for the ninth time as one of the World’s Most Ethical Companies by Ethisphere, a global leader in defining and advancing the standards of ethical business practices that fuel corporate character, marketplace trust and business success;

•	Returned $30 million of capital to shareholders during the quarter with the payment of its 387th consecutive quarterly dividend and the repurchase of approximately 210 thousand shares; and

•	Completed the acquisition of Diamond Chain, a leading supplier of high-performance roller chains for industrial markets, and an excellent strategic fit with Timken’s existing Drives chain business.

First-Quarter 2019 Segment Results

Mobile Industries sales of $500 million increased 2.4 percent compared with the same period a year ago, driven primarily by organic growth in the aerospace sector and the benefit of acquisitions net of divestitures, partially offset by unfavorable currency.

Earnings before interest and taxes (EBIT) in the quarter were $61.4 million or 12.3 percent of sales, compared with EBIT of $51.1 million or 10.5 percent of sales for the same period a year ago. The increase in EBIT reflects favorable price/mix, improved manufacturing performance, lower logistics and SG&A costs, and the benefit of

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acquisitions net of divestitures, partially offset by higher material costs. The current period also includes a $6 million charge for damage resulting from a flood that occurred during the quarter at one of our U.S. warehouses.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $66 million or 13.2 percent of sales, compared with $51.8 million or 10.6 percent of sales in the first quarter last year.

Process Industries reported sales of $479.7 million, up 21.6 percent from the same period a year ago. Acquisitions added revenue of $52.4 million in the quarter, or 13.3 percent. Excluding acquisitions, revenue was up 8.3 percent with broad organic growth across most sectors led by wind energy, industrial distribution and heavy industries, partially offset by unfavorable currency.

EBIT for the quarter was $106.2 million or 22.1 percent of sales, compared with EBIT of $81.6 million or 20.7 percent of sales for the same period a year ago. The increase in EBIT was driven by higher volume, favorable price/mix and the benefit of acquisitions, partially offset by higher material costs. The current period also included acquisition-related charges.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $109.8 million or 22.9 percent of sales, compared with $81.6 million or 20.7 percent of sales in the first quarter last year.

2019 Outlook

The company expects 2019 revenue to be up approximately 8 to 10 percent in total versus 2018. This includes expected organic growth of 3 to 5 percent plus the benefit of acquisitions including the recently completed Diamond Chain acquisition, partially offset by unfavorable foreign currency translation.

“We continue to see growing demand across many industrial sectors,” said Kyle. “We expect to deliver solid revenue growth, expanded margins, record earnings and strong cash flow in 2019, further demonstrating the improvements in the company’s market position and earnings power. We remain focused on winning with customers, driving operational excellence and investing for growth, all of which will generate significant value for shareholders over time.”

Timken now anticipates increased 2019 earnings per diluted share in the range of $4.95 to $5.15 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects record 2019 adjusted earnings per diluted share ranging from $5.15 to $5.35.

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Wednesday, May 1, 2019
11:00 a.m. Eastern Time
Live Dial-In: 800-263-0877
or 323-794-2094
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 1Q Earnings Call

Conference Call Replay:    Replay Dial-In available through
May 15, 2019:
888-203-1112 or 719-457-0820
Replay Passcode: 2572866

Live Webcast:        http://investors.timken.com

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About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.6 billion in sales in 2018 and employs more than 18,000 people globally, operating from 35 countries.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2019; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; the impact of changes to the company’s accounting methods; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2018, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended March 31,
	2019	2018

Net sales	$979.7	$883.1
Cost of products sold	677.1	618.2
Gross Profit	302.6	264.9
Selling, general & administrative expenses	152.7	148.6
Impairment and restructuring charges	—	0.2
Operating Income	149.9	116.1
Non-service pension and other postretirement income	0.1	1.6
Other income, net	3.3	0.7
Earnings Before Interest and Taxes (EBIT) (1)	153.3	118.4
Interest expense, net	(16.7)	(9.6)
Income Before Income Taxes	136.6	108.8
Provision for income taxes	41.3	28.3
Net Income	95.3	80.5
Less: Net income attributable to noncontrolling interest	3.4	0.3
Net Income Attributable to The Timken Company	$91.9	$80.2
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.21	$1.03

Diluted Earnings per share	$1.19	$1.02

Average Shares Outstanding	75,986,285	77,734,153
Average Shares Outstanding - assuming dilution	77,012,573	79,013,185

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2019	2018

Mobile Industries
Net sales	$500.0	$488.5
Earnings before interest and taxes (EBIT) (1)	$61.4	$51.1
EBIT Margin (1)	12.3%	10.5%
Process Industries
Net sales	$479.7	$394.6
Earnings before interest and taxes (EBIT) (1)	$106.2	$81.6
EBIT Margin (1)	22.1%	20.7%
Corporate expense	$(14.3)	$(14.3)

Consolidated
Net sales	$979.7	$883.1
Earnings before interest and taxes (EBIT) (1)	$153.3	$118.4
EBIT Margin (1)	15.6%	13.4%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	March 31, 2019	December 31, 2018
ASSETS
Cash, cash equivalents and restricted cash	$240.1	$133.1
Accounts receivable, net	611.3	546.6
Unbilled receivables	123.2	116.6
Inventories, net	839.4	835.7
Other current assets	105.6	105.2
Total Current Assets	1,919.6	1,737.2
Property, plant and equipment, net	896.2	912.1
Operating lease assets (1)	114.9	—
Goodwill and other intangible assets	1,667.1	1,693.7
Non-current pension assets	10.4	6.2
Other assets	72.5	96.0
Total Assets	$4,680.7	$4,445.2
LIABILITIES
Accounts payable	$294.3	$273.2
Short-term debt, including current portion of long-term debt	35.0	43.0
Short-term operating lease liabilities (1)	29.3	—
Income taxes	41.8	23.5
Accrued expenses	283.2	345.9
Total Current Liabilities	683.6	685.6
Long-term debt	1,746.5	1,638.6
Accrued pension cost	161.6	161.3
Accrued postretirement benefits cost	109.6	108.7
Long-term operating lease liabilities (1)	71.1	—
Other non-current liabilities	202.4	208.3
Total Liabilities	2,974.8	2,802.5
EQUITY
The Timken Company shareholders' equity	1,638.5	1,579.6
Noncontrolling Interest	67.4	63.1
Total Equity	1,705.9	1,642.7
Total Liabilities and Equity	$4,680.7	$4,445.2

(1) Due to the adoption of the new leasing standard, the Company recognized operating lease assets and corresponding operating lease liabilities on the Consolidated Balance Sheet at March 31, 2019. In conjunction with the adoption of the new leasing standard, the Company reclassified $15.3 million of lease assets related to purchase accounting adjustments from the ABC Bearing acquisition from Other assets to Operating lease assets. These assets do not have material corresponding lease liabilities.

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2019	2018
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$91.9	$80.2
Net income attributable to noncontrolling interest	3.4	0.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.5	35.8
Stock-based compensation expense	7.8	10.3
Pension and other postretirement expense	2.9	2.0
Pension and other postretirement benefit contributions	(4.9)	(6.1)
Changes in operating assets and liabilities:
Accounts receivable	(65.0)	(72.1)
Unbilled receivables	(6.6)	(11.5)
Inventories	(4.1)	(53.8)
Accounts payable	20.2	(2.3)
Accrued expenses	(58.0)	(38.7)
Income taxes	25.1	13.4
Other, net	0.1	(1.8)
Net Cash Provided by (Used in) Operating Activities	$52.3	$(44.3)
INVESTING ACTIVITIES
Capital expenditures	$(16.2)	$(17.8)
Acquisitions, net of cash received	(2.9)	—
Other, net	(0.5)	3.8
Net Cash Used in Investing Activities	$(19.6)	$(14.0)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.3)	$(21.1)
Purchase of treasury shares	(8.3)	(22.7)
Proceeds from exercise of stock options	1.0	8.4
Shares surrendered for taxes	(6.4)	(4.4)
Net proceeds from (payments on) credit facilities	116.2	(0.4)
Net (payments on) proceeds from long-term debt	(7.8)	93.6
Other, net	—	(1.1)
Net Cash Provided by Financing Activities	$73.4	$52.3
Effect of exchange rate changes on cash	0.9	0.9
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$107.0	$(5.1)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	133.1	125.4
Cash, Cash Equivalents and Restricted Cash at End of Period	$240.1	$120.3

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2019	EPS	2018	EPS
Net Income Attributable to The Timken Company	$91.9	$1.19	$80.2	$1.02

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$—		$0.7
Property loss and related expenses from flood damage (3)	6.0		—
Acquisition-related charges (4)	4.8		—
Gain on sale of real estate (5)	(1.7)		—
Corporate pension-related charges	—		0.2
Tax indemnification and related items	0.5		0.3
Noncontrolling interest (6)	0.1		—
Provision for income taxes (7)	2.6		(1.4)
Total Adjustments:	12.3	0.16	(0.2)	(0.01)
Adjusted Net Income to The Timken Company	$104.2	$1.35	$80.0	$1.01

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Represents property loss and related expenses of $6.0 million (net of expected insurance proceeds) resulting from flood damage caused by heavy rainstorms in Knoxville, Tennessee, during the quarter that impacted one of the Company's warehouses.

(4) Acquisition-related charges in 2019 primarily related to the Rollon S.p.A. ("Rollon") and The Diamond Chain Company ("Diamond Chain") acquisitions, including transaction costs and inventory step-up impact.

(5) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

(6) Represents the noncontrolling interest impact of the adjustments listed above.

(7) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods, as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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TIMKEN

Reconciliation of EBIT to GAAP Net Income, and EBIT and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBIT and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBIT margin and adjusted EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended March 31,
	2019	Percentage to Net Sales	2018	Percentage to Net Sales
Net Income	$95.3	9.7%	$80.5	9.1%

Provision for income taxes	41.3	4.2%	28.3	3.2%
Interest expense	18.0	1.8%	10.0	1.1%
Interest income	(1.3)	(0.1)%	(0.4)	—%
Consolidated EBIT	$153.3	15.6%	$118.4	13.4%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$—	—%	$0.7	0.1%
Property loss and related expenses from flood damage (2)	6.0	0.6%	—	—%
Acquisition-related charges (3)	4.8	0.5%	—	—%
Gain on sale of real estate (4)	(1.7)	(0.2)%	—	—%
Corporate pension-related charges	—	—%	0.2	—%
Tax indemnification and related items	0.5	0.1%	0.3	—%
Total Adjustments	9.6	1.0%	1.2	0.1%
Adjusted EBIT	$162.9	16.6%	$119.6	13.5%
Depreciation and amortization	39.5	4.1%	35.8	4.1%
Adjusted EBITDA	$202.4	20.7%	$155.4	17.6%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Represents property loss and related expenses of $6.0 million (net of expected insurance proceeds) resulting from flood damage caused by heavy rainstorms in Knoxville, Tennessee, during the quarter that impacted one of the Company's warehouses.

(3) Acquisition-related charges in 2019 primarily related to the Rollon and Diamond Chain acquisitions, including transaction costs and inventory step-up impact.

(4) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended March 31, 2019	Percentage to Net Sales	Three Months Ended March 31, 2018	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$61.4	12.3%	$51.1	10.5%
Impairment, restructuring and reorganization charges (1)	0.3	—%	0.7	0.1%
Gain on sale of real estate (2)	(1.7)	(0.3)%	—	—%
Property loss and related expenses from flood damage (3)	6.0	1.2%	—	—%
Adjusted EBIT	$66.0	13.2%	$51.8	10.6%

Process Industries
(Dollars in millions)	Three Months Ended March 31, 2019	Percentage to Net Sales	Three Months Ended March 31, 2018	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$106.2	22.1%	$81.6	20.7%
Impairment, restructuring and reorganization charges (1)	(0.3)	—%	—	—%
Acquisition-related charges (4)	3.9	0.8%	—	—%
Adjusted EBIT	$109.8	22.9%	$81.6	20.7%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

(3) Represents property loss and related expenses of $6.0 million (net of expected insurance proceeds) resulting from flood damage caused by heavy rainstorms in Knoxville, Tennessee, during the quarter that impacted one of the Company's warehouses.

(4) Acquisition-related charges in 2019 primarily related to the Rollon and Diamond Chain acquisitions, including transaction costs and inventory step-up impact.

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Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
	March 31, 2019	December 31, 2018
Short-term debt, including current portion of long-term debt	$35.0	$43.0
Long-term debt	1,746.5	1,638.6
Total Debt	$1,781.5	$1,681.6
Less: Cash, cash equivalents and restricted cash	(240.1)	(133.1)
Net Debt	$1,541.4	$1,548.5

Total Equity	$1,705.9	$1,642.7

Ratio of Net Debt to Capital	47.5%	48.5%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$52.3	$(44.3)
Less: capital expenditures	(16.2)	(17.8)
Free cash flow	$36.1	$(62.1)

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Reconciliation of EBIT, EBIT, After Adjustments, and EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBITDA are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended March 31, 2019	Twelve Months Ended December 31, 2018
Net Income	$320.3	$305.5
Provision for income taxes	115.6	102.6
Interest expense	59.7	51.7
Interest income	(3.0)	(2.1)
Consolidated EBIT	$492.6	$457.7
Adjustments:
Impairment, restructuring and reorganization charges (1)	$6.5	$7.1
Acquisition-related charges (2)	25.4	20.6
Gain on sale of real estate (3)	(1.7)	—
Loss on divestiture (4)	0.8	0.8
Corporate pension-related charges (5)	12.6	12.8
Flood property damage and expenses (6)	6.0	—
Tax indemnification and related items	1.6	1.5
Total Adjustments	51.2	42.8
Adjusted EBIT	$543.8	$500.5
Depreciation and amortization	149.7	146.0
Adjusted EBITDA (7)	$693.5	$646.5

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2019 related to the ABC Bearings, Cone Drive, Rollon and Diamond Chain acquisitions, including transaction costs and inventory step-up impact. In 2018, acquisition charges related to ABC Bearings, Cone Drive and Rollon acquisitions.

(3) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

(4) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

(5) Corporate pension-related charges represent curtailments and actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(6) Represents property loss and related expenses of $6.0 million (net of expected insurance proceeds) resulting from flood damage caused by heavy rainstorms in Knoxville, Tennessee, during the quarter that impacted one of the Company's warehouses.

(7) Twelve months trailing adjusted EBITDA reflects results from acquired companies from the acquisition date through March 31, 2019 and December 31, 2018, respectively.

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Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2019 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.95	$5.15

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.20	0.20
Total Adjustments:	$0.20	$0.20
Forecasted full year adjusted diluted earnings per share	$5.15	$5.35

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustment, because the amounts will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2019 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$510.0
Less: capital expenditures		(150.0)
Free cash flow		$360.0

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